EXHIBIT  5

November  19,  2003



To:

Patriot  Motorcycle  Corp
6500  South  850  East
Zionsville,  Indiana  4607


Please be advised that the undersigned resigns as Chief Executive Officer of the corporation subject to the terms of the "Agreement to Terminate Contract" dated, November 24 ,2003 effective upon the filing of the corporation's Fom 8-K ( Current Report) on or about the date first indicated above.


Very  Truly,


/s/ G. Michael Shannon
___________________________-
G.  Michael  Shannon,  CEO



December  1,  2003



To:

Patriot  Motorcycle  Corp
6500  South  850  East
Zionsville,  Indiana  4607


Please be advised that the undersigned resigns as officer of the corporation subject to the terms of the "Agreement to Terminate Contract" dated, November 24 ,2003 effective upon the filing of the corporation's Fom 8-K ( Current Report) on or about the date first indicated above.


Very  Truly,


/s/  Ken  Rapier
___________________________-
Ken  Rapier


December  1,  2003



To:

Patriot  Motorcycle  Corp
6500  South  850  East
Zionsville,  Indiana  4607


Please be advised that the undersigned resigns as officer of the corporation subject to the terms of the "Agreement to Terminate Contract" dated, November 24 ,2003 effective upon the filing of the corporation's Fom 8-K ( Current Report) on or about the date first indicated above.


Very  Truly,


/s/  Mark  Green
___________________________-
Mark  Green